Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202262) and Forms S-8 (Nos. 333-202263, 333-170170, 333-157097, 333-84982, 333-84980, 333-42070, 333-42072 and 33-71956) of Royal Caribbean Cruises Ltd. of our report dated February 20, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Certified Public Accountants
Miami, Florida

February 20, 2018